ABX AIR AWARDED US POSTAL SERVICE CONTRACT TO OPERATE AIR NETWORK DURING HOLIDAYS

WILMINGTON, OH -- November 29, 2004 -- ABX Air (OTC/BB: ABXA) announced today that it has been awarded a contract by the US Postal Service to manage an air network to transport mail during the busy holiday season. The network will include ABX Air aircraft as well as those of other operators. ABX Air will also provide logistics services and hub operations in support of the network. The contract calls for ABX Air to be compensated at a fixed price on a per-day basis and is expected to generate gross revenues of approximately $5.1 million.

"This contract reflects our continuing effort to expand our relationship with the US Postal Service and thereby diversify our revenue base," stated Joe Hete, President and CEO. "We will dedicate aircraft to the USPS for a few hours each day and still have them in place to fly routes for DHL at night, utilizing our considerable experience in logistics and managing an air network to meet the needs of both customers."

ABX Air is a cargo airline with a fleet of 115 aircraft that operates out of Wilmington, Ohio, and 18 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air provides charter and maintenance services to a diverse group of customers. With over 7,000 employees, ABX is the largest employer in a several county area in southwestern Ohio.

www.abxair.com

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air's actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability and reliability of aircraft to be utilized under our contract with the U.S. Postal Service. These factors are contained from time to time in ABX Air's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended 2003, and our Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on our forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this release. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.